EXHIBIT 10.21

PHANTOM STOCK AGREEMENT

THIS PHANTOM STOCK AGREEMENT effective as of [DATE], 20[ ] is between Omega Flex, Inc., a Pennsylvania corporation (“Company”), and [GRANTEE] (“Recipient”).

BACKGROUND

A. Pursuant to the Company’s 2006 Phantom Stock Plan, as amended and restated effective as of January 1, 2023 (the “Plan”), the Compensation Committee of the Company’s Board of Directors (the “Committee”) is authorized to grant phantom stock units (“Phantom Stock Units”) to directors, officers and other key employees of the Corporation.

B. The Board regards Recipient as a key contributor to the Company and, in order to provide additional incentive to Recipient to further his efforts for Company, the Committee has directed that there be granted to Recipient Phantom Stock Units set forth below, upon the terms and conditions set forth in the Plan and this Agreement.

AGREEMENTS

In consideration of the mutual promises and covenants herein contained, the parties hereto hereby agree as follows:

1. Basic Terms. Pursuant to the terms and conditions of the Plan and of this Agreement, Company hereby grants to Recipient units of Phantom Stock as defined under the Plan as follows:

Number:	[INSERT NUMBER]
Grant Date: Maturity Date: Vesting:	[INSERT DATE] [INSERT DATE] All Phantom Stock units cliff vest on the third anniversary of the Grant Date; provided the Recipient is then an employee or director, as applicable.
Accelerated Vesting:	All Phantom Stock units fully vest in the event of the Recipient’s termination of Service due to death or Disability; provided the Recipient’s Service with the Company was continuous for one year prior to such event. If the Participant’s Service with the Company was continuous for one year prior to Retirement, the Recipient’s Phantom Stock units vest as follows:

Number of Completed Years that Retirement Follows Grant Date	Percentage of Phantom Stock To Vest Upon Retirement
1	33%
2	and an additional 33%
3	and an additional 34%

2. No Rights; Capital Stock. Recipient shall not have any rights as a shareholder of Omega Flex, Inc. with respect to any Phantom Stock units granted to Recipient under this Agreement.

3. No Rights; Employment. The grant of the Phantom Stock units, execution of this Agreement or the vesting of any Phantom Stock units shall not confer upon Recipient any right to, or guaranty of, continued employment with Company or membership on the Board of Company or any of its Subsidiaries, nor in any way limit the right of Company or such Subsidiaries to terminate at any time the employment of or relationship with the Recipient.

4. Benefits not Transferable. Except for applicable withholding, Phantom Stock units shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance by any Participant or Beneficiary. Phantom Stock units shall not be subject to or liable for the debts, contracts, liabilities, engagements or torts of any Participant or any Beneficiary, nor may the same be subject to attachment or seizure by any creditor of any Participant or any Beneficiary under any circumstances. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Phantom Stock units or of any right or privilege conferred by the Plan contrary to its provisions, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by the Plan, such Phantom Stock units shall thereupon terminate and become forfeited.

5. Beneficiary Designation. The names of each Beneficiary, if any, their relationship to the Recipient, and their respective interests in the Phantom Stock units, are set forth in Exhibit A attached hereto.

6. Notices. All notices to Recipient or other persons then entitled to benefits hereunder shall be delivered at the address below or such other address as shall be specified in writing by Recipient or such other person. All notices to Company shall be delivered to the attention of its Secretary at its principal offices.

7. Governing Law. The Plan and this Agreement shall be construed under and governed by the laws of the Commonwealth of Pennsylvania as to all matters, including, but not limited to, matters of validity, construction, effect and performance.

8. Arbitration. The Recipient acknowledges that the Plan provides for mandatory arbitration of any disputes arising under the Plan and this Agreement, or either of them, and the Recipient agrees to be bound by the arbitration provisions of the Plan.

The parties understand that by agreeing to arbitrate claims or controversies arising under or concerning any provision of the Plan and this Agreement, or either of them, they are waiving the right to bring an action in a court of law, either state of federal, and are waiving the right to have claims and damages (if any) determined by a jury.

9. Entire Agreement, Amendment. This Agreement and the Plan contain the entire agreement between the parties hereto relating to the subject matter hereof and shall not be modified or amended in any way except in a writing signed by all of the parties hereto. All terms which are not defined in this Agreement shall bear the meaning ascribed to such terms in the Plan. This Agreement is made pursuant to and in accordance with the Plan, and in the event of any conflict or discrepancy between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall have precedence over any conflicting or discrepant terms in this Agreement.

COMPANY:
OMEGA FLEX, INC.

By

Name:	(Print)

Title:

RECIPIENT:

Name:	[INSERT]
Address:	[INSERT]

EXHIBIT A

Designation of Beneficiary

The undersigned, [ ], hereby designate [ ], as my beneficiary under the Phantom Stock Agreement dated [____], between the undersigned and Omega Flex, Inc., until such time as the undersigned shall change such designation in writing provided to Omega Flex, Inc.

[NAME]

State of ________________	}
County of ______________	}	ss.

On this _____ day of __________, before me, the undersigned notary public, personally appeared [NAME], proved to me through satisfactory evidence of identification to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he or she signed it voluntarily for its stated purpose.

__________________________________
, Notary Public

My commission expires _____________________________

-4-